Exhibit 99.2

FOR IMMEDIATE RELEASE

Jackson Announces Future Retirement of Chief Financial Officer

LANSING, Mich. — February 21, 2024 — Jackson Financial Inc.1 (NYSE: JXN) (Jackson®) announced today that after more than 32 years of dedicated and outstanding service, Executive Vice President and Chief Financial Officer Marcia Wadsten intends to retire from Jackson on June 3, 2024. It is expected that Don Cummings, the Company’s current Senior Vice President, Chief Accounting Officer and Controller will be appointed Chief Financial Officer as of June 3, 2024. He will succeed Wadsten, who is also expected to continue as an advisor to the Company for a period of time to support transition efforts.

“Marcia was instrumental in our transition to an independent public company, building our relationships with ratings agencies, analysts and institutional shareholders and most recently with the establishment of Brooke Life Reinsurance Company. Her positive contributions to Jackson are innumerable and her steadfast commitment to being a steward of the company's capital will be felt for years to come,” stated Laura Prieskorn, President and Chief Executive Officer of Jackson. “I am pleased that our approach to cultivating talent and succession planning allows for a smooth transition of responsibilities. Don has been a valuable member of our executive management team since he joined Jackson. We are confident in his ability to build on our strong track record of financial strength and performance and look forward to the leadership he will provide in this new role.”

Cummings has nearly 40 years of experience in the financial services industry. Prior to joining Jackson in 2020, Cummings served as interim Chief Financial Officer at Fortitude Reinsurance Company Ltd. since 2019 and previously held various finance roles at American International Group, Inc., including Global Corporate Controller. He earned a Bachelor of Business Administration in Accounting from Morehead State University and is a Certified Public Accountant.

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ABOUT JACKSON
Jackson® (NYSE: JXN) is committed to helping clarify the complexity of retirement planning—for financial professionals and their clients. Through our range of annuity products, financial know-how, history of award-winning service* and streamlined experiences, we strive to reduce the confusion that complicates retirement planning. We take a balanced, long-term approach to responsibly serving all our stakeholders, including customers, shareholders, distribution partners, employees, regulators and community partners. We believe by providing clarity for all today, we can help drive better outcomes for tomorrow. For more information, visit www.jackson.com.

Visit investors.jackson.com to view information regarding Jackson Financial Inc. We use this website as a primary channel for disclosing key information to our investors, some of which may contain material previously non-public information.

*SQM (Service Quality Measurement Group) Contact Center Awards Program for 2004 and 2006-2022, for the financial services industry (To achieve world-class certification, 80% or more of call-center customers surveyed must have rated their experience as very satisfied, the highest rating possible).

Jackson® is the marketing name for Jackson Financial Inc., Jackson National Life Insurance Company® (Home Office: Lansing, Michigan) and Jackson National Life Insurance Company of New York® (Home Office: Purchase, New York).

SAFE HARBOR STATEMENT
The information in this press release contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this release not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-
1 Jackson Financial Inc. is a U.S. holding company and the direct parent of Jackson Holdings LLC (JHLLC). The wholly-owned direct and indirect subsidiaries of JHLLC include Jackson National Life Insurance Company, Brooke Life Insurance Company, PPM America, Inc. and Jackson National Asset Management, LLC.

looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “remain,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 1, 2023, (the "2022 Annual Report"), as Part II, Item 7 was recast to reflect the adoption of the Long Duration Targeted Improvements accounting principle in our Current Report on Form 8-K filed May 10, 2023, and elsewhere in Jackson Financial Inc.’s filings with the U.S. Securities and Exchange Commission. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

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Media Contact:
Patrick Rich
patrick.rich@jackson.com

Investor Relations Contact:
Andrew Campbell
andrew.campbell@jackson.com